Exhibit 4.23

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                               EP MEDSYSTEMS, INC.

           WARRANT FOR THE PURCHASE OF 286,924 SHARES OF COMMON STOCK

Warrant No. EP2003-5                       This Warrant Expires on July 31, 2008


                  THIS CERTIFIES that, for value received, egs private healthcare partnership, l.p., an entity, with an address at One Lafayette Place, 2nd Floor, Greenwich, CT 06830 (including any permitted transferee, the "Holder"), is the registered holder of this Warrant, which represents the right to purchase two hundred eighty six thousand nine hundred twenty four (286,924) fully paid and nonassessable shares of the common stock, no par value, $.001 stated value per share (the "Common Stock") of EP MedSystems, Inc., a New Jersey corporation (the "Company"), at an exercise price equal to $1.6943 per share (subject to adjustment as provided herein) (the "Exercise Price") upon the terms and conditions set forth herein, at any time or from time to time after August 1, 2003 and before 5:00 P.M. on July 31, 2008, New York time (the "Exercise Period").

                  This Warrant is issued pursuant to that certain Common Stock and Warrant Purchase Agreement dated as of January 31, 2003 by and among the Company and the entities listed on Exhibit A thereto (the "Purchase Agreement"). As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

1.       Exercise of Warrant.

                  This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company, 575 Route 73 North, Building D, West Berlin, New Jersey 08091-9293, Attention:
President, or at such other place as is designated in writing by the Company. Such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by certified or bank cashier's check payable to the order of the Company.

2. Issuance of Certificates Upon Exercise. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable, but no later than three business days, following receipt by the Company on a duly executed and properly completed "Election to Exercise" form attached hereto with respect to such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

3. Company's Right to Repurchase Warrant. Notwithstanding any of the other provisions of this Warrant, the Company shall have the right to call, redeem and repurchase all or any part of this Warrant upon ninety (90) calendar days prior written notice to the Holder (the "Repurchase Period") at $.01 per share (the "Repurchase Price") at any time after the average closing price of the Common Stock of the Company for any twenty (20) consecutive trading days has equaled or exceeded $2.54 (subject to adjustment as provided below) (the "Trigger Price"). Notice of any such repurchase will be mailed by the Company to the Holder (the "Repurchase Notice"). Unless, prior to the expiration of the Repurchase Period, the Holder exercises its right to purchase the Warrant Shares covered by the Repurchase Notice, the Holder will forfeit its right to do so, and will be entitled only to payment of the Repurchase Price of such Warrant Shares so designated for repurchase. In the event the Company shall call, redeem or otherwise repurchase all or any part of this Warrant, the same shall thereupon be delivered by the Holder to the Company and be canceled by the Company and retired. The Trigger Price shall be subject to the same adjustment provided to be made to the Exercise Price pursuant to Section 6 below.

4. Transfer; Restrictions on Transfer; Compliance with the Act; Registration Rights.

(a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

(b) The Holder acknowledges that the Holder has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Purchase Agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically noted in Section 4(c) below, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

(c) The Holders of this Warrant and the Warrant Shares are entitled to the rights and benefits of all the terms, provisions and conditions of that certain Registration Rights Agreement dated of even date herewith between the Company and the purchasers listed on Schedule I thereto (the "Registration Rights Agreement").

5. Nonassessable Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

6. Adjustment of Exercise Price and Number of Warrant Shares.

(a) In case the Company shall at any time after the date this Warrant was first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) No adjustment in the Exercise Price shall be required if such adjustment is less than $.01 (which amount will be proportionately adjusted in the event of stock splits or the like); provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

(c) Whenever there shall be an adjustment as provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by certified or registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(d) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the market price of such share of Common Stock on the date of exercise of this Warrant, as determined in good faith by the Company's Board of Directors.

7. Reclassification: Reorganization or Merger.

(a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6 above.

(b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

(c) Notwithstanding anything to the contrary herein contained, in the event of a transaction contemplated by Section 7(a) in which the surviving, continuing, successor, purchasing or leasing corporation demands that all outstanding convertible notes and warrants be extinguished prior to the closing date of the contemplated transaction, the Company shall give prior notice (the "Merger Notice") thereof to the Holder advising the Holder of such transaction. The Holder shall have ten (10) days after the date of the Merger Notice to elect to
(i) exercise this Warrant in the manner provided herein or (ii) receive from the surviving, continuing, successor, or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. If the Holder fails to timely notify the Company of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to shareholders in connection with any such transaction.

(d) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

(e) Notwithstanding the foregoing provisions of this Section 7, if any "Fundamental Transaction" (as defined below) results in a "change of control of the Company" (as defined below), then, at the request of the Holder delivered at least 30 days before the effective date of such Fundamental Transaction, the Company will purchase this Warrant from the Holder for a purchase price, payable in cash within five trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the value of the Warrant on the effective date of the Fundamental Transaction, determined using a Black Scholes valuation model and assumptions reasonably mutually acceptable to the Company and the Holder, but excluding any adjustment to such valuation that would result from the Company's Warrant repurchase right set forth in Section 3 hereof, provided that for purposes of such calculation, the market price of the Common Stock shall be the higher of the closing price on trading day immediately preceding, or the closing price on the trading day immediately following, the public announcement of such Fundamental Transaction; provided, however, notwithstanding any calculation of the amount payable to the holder for each share of Common Stock for which this Warrant is exercisable, in no event shall the payment per share of Common Stock by the Company to the Holder be greater than $3 per share. For purposes of this Section 7(e), a "Fundamental Transaction" shall be deemed to have occurred if (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property. For purposes of this Section 7(e), "change of control of the Company" means a sale of all or substantially all of the assets of the Company or a consolidation or merger of the Company into or with any entity or entities after which the holders of capital stock of the Company immediately prior to the effective date of the Fundamental Transaction hold less than fifty percent (50%) of the aggregate outstanding voting securities of the surviving entity; provided, however, a "change of control of the Company" shall not include any Fundamental Transaction that results in the Company (or its successor) remaining a public company whose shares trade on the NASDAQ National Market or any national securities exchange.

8. Certain Notices to the Holder. In case at any time the Company shall propose to: (i) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; (ii) issue any rights, Warrants, or other securities to all holders of Common Stock entitling them to purchase any additional Shares of Common Stock or any other rights, warrants, or other securities; (iii) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 7; or (iv) effect any liquidation, dissolution, or winding-up of the Company; then, and in any one or more of such cases, the Company shall give written notice thereof, by certified or registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to
(x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (y) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or
(z) the date of such action which would require an adjustment to the Exercise Price.

9. Issue Tax. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

10. Restrictive Legend. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS
         (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

11. Lost Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

12. No Shareholder Rights. The Holder of this Warrant shall not have solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant.

13. Governing Law. This Warrant has been negotiated and consummated in the State of New York and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

14. Jurisdiction. Each of the Company and the Holder of this Warrant, irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 15 hereof.

15. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by facsimile against receipt to the party to whom it is to be given:

         if to the Company:         EP MedSystems, Inc.
                                    575 Route 73 North - Building D
                                    West Berlin, New Jersey 08091
                                    Attention: President
                                    Facsimile: (856) 753-8544

         if to the Holder:          To the address set forth on the first page
                                    hereto;

or in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 15 shall be deemed given at the time of receipt thereof;

                            [signature page follows]

IN WITNESS WHEREOF, this Warrant has been duly executed as of January 31, 2003.


                                 EP MEDSYSTEMS, INC.


                                 By: ___________________________________
                                 Name: Reinhard Schmidt
                                 Title:   President and Chief Executive Officer

                           COUNTERPART SIGNATURE PAGE
                                       TO
                               WARRANT TO PURCHASE
                         286,924 SHARES OF COMMON STOCK
                                       OF
                              EP MEDSYSTEMS, INC.,
                             DATED JANUARY 31, 2003



                                     HOLDER:



               Entity:            Firm: EGS Private Healthcare Partnership, L.P.



                                  By:
                                    -------------------------------
                                    Name: Abhijeet Lele
                                    Title:   Managing Member





                           Individual:
                                      --------------------------------
                                      Name:

                               FORM OF ASSIGNMENT
        (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)




FOR VALUE RECEIVED, __________________ hereby sells, assigns, and transfers unto:

Name:
     --------------------------------------------------------

Address:
        -----------------------------------------------------

Social Security or Employer Identification Number:
                                                  ---------------------------

the right to purchase ___________ shares of Common Stock, no par value, $.001 stated value, of EP MedSystems, Inc. (the "Company") represented by the attached Warrant, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: _______________________


Signature: __________________________________________
Name: _____________________________________________




                                     NOTICE

        THE SIGNATURE ON THE FOREGOING ASSIGNMENT MUST CORRESPOND TO THE
              NAME A WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY
           PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                   WHATSOEVER.

                              ELECTION TO EXERCISE


The undersigned hereby exercises its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $ ______ by certified or bank cashier's check or wire transfer in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

--------------------------------------

--------------------------------------

--------------------------------------
(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

--------------------------------------

--------------------------------------

--------------------------------------
(Print Name, Address and Social Security or Tax identification Number)

                                 Name of Holder
                         ------------------------------

Dated:____________                                     ______________________
                                                       Signature
                                                       ----------------------
                                                       Print Name
                                                       ----------------------
                                                       Title (if entity)

Address: ______________________________________________________________

                                                  ------------------------------
                                                       Signature Guarantee